Exhibit 10.2

FIFTYONE, INC.

2011 STOCK OPTION AND GRANT PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the FiftyOne, Inc. 2011 Stock Option and Grant Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, directors, consultants and other key persons of FiftyOne, Inc., a Delaware corporation (including any successor entity, the “Company”) and its Subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company.

The following terms shall be defined as set forth below:

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Restricted Stock Units or any combination of the foregoing.

“Board” means the Board of Directors of the Company.

“Cause” means (i) breach of the grantee’s fiduciary duties towards the Company that causes harm to the Company, (ii) breach of the grantee’s duty of care towards the Company that causes harm to the Company, or (iii) the grantee has committed any criminal felony offense regarding the Company, or (iv) the grantee has committed a fraudulent act towards the Company that causes harm to the Company, or (v) the grantee intentionally caused, by act or omission, any significant financial damage to the Company.

“Chief Executive Officer” means the Chief Executive Officer of the Company or, if there is no Chief Executive Officer, then the President of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Board or a committee designated by the Board, which includes not less than two directors.

“Disability” means “disability” as defined in Section 422(c) of the Code.

“Effective Date” means the date on which the Plan is adopted as set forth on the final page of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exit Event” means the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation involving the Company in which the Shares of voting stock of the Company outstanding immediately prior to such transaction represent or are converted into or exchanged for securities of the surviving or resulting entity (or its ultimate parent, if applicable) immediately upon completion of such transaction which represent less than 50 percent of the outstanding voting power of either such surviving or resulting entity (or its ultimate parent, if applicable), (iv) the acquisition of all or a majority of the outstanding voting stock of the Company in a single transaction or a series of related transactions by a Person or group of Persons, or (v) any other acquisition of the business of the Company, as determined by the Board; provided, however, that the Company’s Initial Public Offering, any subsequent public offering or another capital raising event, or a merger effected solely to change the Company’s domicile shall not constitute an “Exit Event.”

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Committee based on the reasonable application of a reasonable valuation method not inconsistent with Section 409A of the Code. If the Stock is admitted to trade on a national securities exchange, the determination shall be made by reference to the closing price reported on such exchange. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price. If the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

“Good Reason” means (i) a material reduction or worsening in the grantee’s base salary, title, benefits or working conditions and/or (ii) a relocation of the Company’s (unless the grantee initiates discussions regarding the relocation) offices outside of Manhattan.

“Grant Date” means the date that the Committee designates in its approval of an Award in accordance with applicable law as the date on which the Award is granted, which date may not precede the date of such Committee approval.

“Grant Notice” means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Grant Notice may contain terms and conditions in addition to those set forth in the Plan.

“Holder” means, with respect to an Award or any Shares, the Person holding such Award or Shares, including the initial recipient of the Award or any Permitted Transferee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Initial Public Offering” means the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale by the Company of its equity securities, as a result of or following which the Stock shall be publicly held.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase Shares of Stock granted pursuant to Section 5.

“Permitted Transferees” shall mean any of the following to whom a Holder may transfer Shares hereunder (as set forth in Section 9): the Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons control the management of assets, and any other entity in which these persons own more than fifty percent of the voting interests; provided, however, that any such trust does not require or permit distribution of any Shares during the term of the Grant Notice unless subject to its terms. Upon the death of the Holder, the term Permitted Transferees shall also include such deceased Holder’s estate, executors, administrators, personal representatives, heirs, legatees and distributees, as the case may be.

“Person” shall mean any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

“Restricted Stock Award” means Awards granted pursuant to Section 6 and “Restricted Stock” means Shares issued pursuant to such Awards.

“Restricted Stock Unit” means an Award of stock units to a grantee to be settled in Shares upon vesting pursuant to Section 8.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Service Relationship” means any relationship as a full-time employee, part-time employee, director, consultant or other key person of the Company, any Subsidiary, any entity partially owned by the Company or any successor entity (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or consultant).

“Shares” means shares of Stock.

“Stock” means the common Stock, par value $0.01 per share, of the Company.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has more than a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent of the Company or any Subsidiary.

“Termination Event” means (except as otherwise provided in this definition) the termination of the Award recipient’s Service Relationship with the Company, its Subsidiaries or any entity partially owned by the Company, for any reason whatsoever, regardless of the circumstances thereof, and including, without limitation, upon death, disability, retirement, discharge or resignation for any reason, whether voluntarily or involuntarily. The following shall not constitute a Termination Event: (i) a transfer to the service of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another Subsidiary, or from the Company or a Subsidiary to an entity partially owned by the Company or (ii) an approved leave of absence for any reason.

“Unrestricted Stock Award” means any Award granted pursuant to Section 7 and “Unrestricted Stock” means Shares issued pursuant to such Awards.

SECTION 2.	ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Committee.

(b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the amount, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Restricted Stock Units, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of Shares to be covered by any Award and, subject to the provisions of the Plan, the price, exercise price, conversion ratio or other price relating thereto;

(iv) to determine and, subject to Section 12, to modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of Grant Notices;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) to impose any limitations on Awards, including limitations on transfers, repurchase provisions and the like, and to exercise repurchase rights or obligations;

(vii) subject to Section 5 and any restrictions imposed by Section 409A, to extend at any time the period in which Stock Options may be exercised; and

(viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including Grant Notices); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and all Holders.

(c) Grant Notice. Awards under the Plan shall be evidenced by Grant Notices that set forth the terms, conditions and limitations for each Award.

(d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s governing documents, including its certificate of incorporation or bylaws, or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(e) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and any Subsidiary operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries, if any, shall be covered by the Plan; (ii) determine which individuals, if any, outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States and/or to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share limitation contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Any grants under a subplan shall be considered grants under this Plan for purposes of Section 3(a) hereof.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS AND OTHER TRANSACTIONS; SUBSTITUTION

(a) Stock Issuable. The maximum number of Shares reserved and available for issuance under the Plan shall be 11,045,930 Shares; provided that at any time and from time to time, the maximum number of Shares issued under the Plan and subject to issuance pursuant to outstanding Awards shall not exceed an amount equal to 11,045,930 less the aggregate number of Shares issued under the FiftyOne, Inc. U.S. Share Option Plan (the “Prior Plan”) and/or

subject to outstanding Options (as defined in the Prior Plan), subject to adjustment as provided in Section 3(b) hereof. For purposes of this limitation, the Shares underlying any Awards that are forfeited, canceled, withheld upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise), in each case shall be added back to the Shares available for issuance under the Plan. Subject to such overall limitations, Shares may be issued up to such maximum number pursuant to any type or types of Award. The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company. Beginning on the date that the Company becomes subject to Section 162(m) of the Code, Options with respect to no more than 11,045,930 Shares shall be granted to any one individual in any calendar year period.

(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of Shares or other securities of the Company, or additional Shares or new or different Shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, in each case, without the receipt of consideration by the Company, or, if, as a result of any merger or consolidation, or sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for other securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate and proportionate adjustment in (i) the maximum number of Shares reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per Share subject to each outstanding Award, and (iv) the exercise price for each Share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The Committee shall also make equitable or proportionate adjustments in the number of Shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The Committee may in any event make such adjustments as may be required by Section 25102(o) of the California Corporation Code and the rules and regulations promulgated. The adjustment by the Committee shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional Shares.

(c) Exit Events.

(i) General.

(A) In the case of and subject to the consummation of an Exit Event, (a) all outstanding Awards subject to relevant acceleration provisions shall be accelerated based on the terms of said acceleration provisions and (b) the Committee shall be allowed to determine that any unvested Awards, or any part thereof, shall vest and be exercisable immediately. The phrase “relevant acceleration provisions” as used in this Plan means said provisions hereunder, pursuant to the terms of any Grant Notice and any Committee decisions.

(B) Unless the Grant Notice states otherwise or the Committee has decided otherwise, in the case of an Exit Event where outstanding Awards are assumed or substituted for new awards by the successor entity (or parent thereof) or otherwise continue (or some alternative or substitution is continued) after the Exit Event, then 50 percent of the then-unvested Shares underlying any Award shall be deemed vested in full (“50 Percent Vesting”) upon the date on which the grantee’s Service Relationship with the Company, its Subsidiaries or successor entity terminates if both (1) such termination is effective as of the date of, or within 12 months following the date of, such Exit Event and (2) such termination is either by the Company without Cause or by the grantee for Good Reason.

(ii) Options. In the case of and subject to the consummation of an Exit Event, at the Company’s sole option, one of the following shall occur:

(A) all outstanding Options (the terms and conditions thereof, including without limitation any applicable acceleration provisions) and this Plan shall continue or be assumed by the successor entity or parent thereof;

(B) all outstanding Options and this Plan shall terminate and new options of the successor entity or parent thereof shall be substituted therefor (provided that any relevant acceleration provisions are fully applicable to the substituted options and an equitable and proportionate adjustment as to the number and kind of Shares and, if appropriate, the per Share exercise prices, are made); or

(C) all outstanding Options and this Plan shall terminate (with no new options being substituted therefor) (a “Cash Exit Event”). In the case of a Cash Exit Event, each Holder of Options shall be notified in writing to the latest address on file and permitted, within a reasonable period of time prior to the consummation of the Exit Event as specified by the Committee, to exercise all such Options which are then vested and exercisable or will become vested and exercisable on or before the effective time of the Exit Event (including any Options that will become exercisable due to a relevant acceleration provision). Notwithstanding the foregoing or anything to the contrary, in the event of a Cash Exit Event, the Company shall make or provide for a payment to the Holders of vested and exercisable Options that are outstanding immediately prior to the consummation of an Exit Event, without any consent of the Holders, in exchange for the cancellation of the relevant Options (including any Options that would become exercisable due to a relevant acceleration provision), in an amount equal to the difference between (1) the value as determined in good faith by the Committee of the consideration payable per share of Stock pursuant to the Exit Event (the “Sale Price”) times the number of Shares subject to outstanding Options being cancelled (to the extent then vested and exercisable, including by reason of acceleration in connection with such Exit Event) and (2) the aggregate exercise price of all such outstanding vested and exercisable Options. Such amount shall be paid in such form and at such times as the Sale Price is paid to shareholders of the Company.

(iii) Restricted Stock and Restricted Stock Unit Awards.

(A) In the case of and subject to the consummation of an Exit Event, all Restricted Stock and unvested Restricted Stock Unit Awards (other than those becoming vested as a result of the Exit Event) issued hereunder shall be forfeited immediately prior to the effective time of any such Exit Event unless assumed or continued by the successor entity, or awards of the successor entity or parent thereof are substituted therefor, with an equitable or proportionate adjustment as to the number and kind of Shares subject to such awards as such parties shall agree (after taking into account any acceleration hereunder and/or pursuant to the terms of any Grant Notice).

(B) In the event of the forfeiture of Restricted Stock pursuant to Section 3(c)(iii)(A), such Restricted Stock shall be repurchased from the Holder thereof at a price per Share equal to the lower of the original per Share purchase price paid by the Holder (subject to adjustment as provided in Section 3(b)) or the current Fair Market Value of such Shares, determined immediately prior to the effective time of the Exit Event.

(C) Notwithstanding anything to the contrary in Section 3(c)(iii)(A), in the event of an Exit Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the Holders of Restricted Stock or Restricted Stock Unit Awards, without consent of the Holders, in exchange for the cancellation thereof, in an amount equal to the Sale Price times the number of Shares subject to such Awards, to be paid at the time of such Exit Event or upon the later vesting of such Awards.

SECTION 4.	ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other full or part-time employees, directors, consultants and key persons of the Company and any Subsidiary who are selected from time to time by the Committee in its sole discretion; provided, however, that Awards shall be granted only to those individuals described in Rule 701(c) of the Securities Act or as permitted by Form S-8.

SECTION 5.	STOCK OPTIONS

Upon the grant of a Stock Option, the Company and the grantee shall enter into a Grant Notice. The terms and conditions of each such Grant Notice shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or of any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a) Terms of Stock Options. The Committee in its discretion may grant Stock Options to those individuals who meet the eligibility requirements of Section 4. Stock Options shall be subject to the following terms and conditions of the Plan, or other terms and conditions set out in the Grant Notice or that the Committee determines. Notwithstanding anything to the contrary herein or otherwise, any conflict among a Committee determination, the Grant Notice and the Plan shall be settled in favor of the Committee determination. In the case where there has been no Committee determination, any conflict between the Grant Notice and the Plan shall be settled in favor of the Plan.

(i) Exercise Price. The exercise price per Share for the Shares covered by a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value on the Grant Date. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price per Share for the Shares covered by such Incentive Stock Option shall not be less than 110 percent of the Fair Market Value on the Grant Date.

(ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years from the Grant Date. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the Grant Date.

(iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable and/or vested at such time or times, whether or not in installments, as shall be determined by the Committee at or after the Grant Date. The Grant Notice may permit a grantee to exercise all or a portion of a Stock Option immediately at grant; provided that the Shares issued upon such exercise shall be subject to restrictions and a vesting schedule identical to the vesting schedule of the related Stock Option, such Shares shall be deemed to be Restricted Stock for purposes of the Plan, and the optionee may be required to enter into an additional or new Grant Notice as a condition to exercise of such Stock Option. An optionee shall have the rights of a stockholder only as to Shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options. An optionee shall not be deemed to have acquired any Shares unless and until a Stock Option shall have been exercised pursuant to the terms of the Grant Notice.

(iv) Method of Exercise. Stock Options may be exercised by an optionee in whole or in part, by the optionee giving written or electronic notice of exercise to the Company, specifying the number of Shares to be purchased. Payment of the purchase price may be made by one or more of the following methods (or any combination thereof):

(A) In cash, by certified or bank check, by wire transfer of immediately available funds, or other instrument acceptable to the Committee;

(B) If permitted by the Committee, by the optionee delivering to the Company a promissory note, if the Board has expressly authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of his or her Stock Option; provided that at least so much of the exercise price as represents the par value of the Stock shall be paid in cash if required by state law;

(C) If the Initial Public Offering has occurred (or the Stock otherwise becomes publicly-traded), through the delivery (or attestation to the ownership) of Shares that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. To the extent required to avoid variable accounting treatment under ASC 718 or other applicable accounting rules, such surrendered Shares if originally purchased from the Company shall have been owned by the optionee for at least six months. Such surrendered Shares shall be valued at Fair Market Value on the exercise date;

(D) If the Initial Public Offering has occurred (or the Stock otherwise becomes publicly-traded), by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or

(E) If permitted by the Committee, and only with respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. No certificates for Shares so purchased will be issued to the optionee or, with respect to uncertificated Stock, no transfer to the optionee on the records of the Company will take place, until the Company has completed all steps it has deemed necessary to satisfy legal requirements relating to the issuance and sale of the Shares, which steps may include, without limitation, (i) receipt of a representation from the optionee at the time of exercise of the Option that the optionee is purchasing the Shares for the optionee’s own account and not with a view to any sale or distribution of the Shares or other representations relating to compliance with applicable law governing the issuance of securities, (ii) the legending of the certificate (or notation on any book entry) representing the Shares to evidence the foregoing restrictions, and (iii) obtaining from optionee payment or provision for all withholding taxes due as a result of the exercise of the Option. The delivery of certificates representing the Shares (or the transfer to the optionee on the records of the Company with respect to uncertificated Stock) to be purchased pursuant to the exercise of a Stock Option will be contingent upon (A) receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such Shares and the fulfillment of any other requirements contained in the Grant Notice or applicable provisions of laws and (B) if required by the Company, the optionee shall have entered into any stockholders agreements or other agreements with the Company and/or certain other of the Company’s stockholders relating to the Stock. In the event an optionee chooses to pay the purchase price by previously-owned Shares through the attestation method, the number of Shares transferred to the optionee upon the exercise of the Stock Option shall be net of the number of Shares attested to.

(b) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value

(determined as of the Grant Date) of the Shares with respect to which Incentive Stock Options granted under the Plan and any other plan of the Company or its parent and any Subsidiary that become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000 or such other limit as may be in effect from time to time under Section 422 of the Code. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(c) Termination. Any portion of a Stock Option that is not vested and exercisable on the date of termination of an optionee’s Service Relationship shall immediately expire and be null and void (unless the Committee determines otherwise). Once any portion of the Stock Option becomes vested and exercisable, the optionee’s right to exercise such portion of the Stock Option (or the optionee’s representatives and legatees as applicable) in the event of a termination of the optionee’s Service Relationship shall continue until the earliest of: (i) the date which is: (A) 12 months following the date on which the optionee’s Service Relationship terminates due to death or Disability (or such longer period of time as determined by the Committee and set forth in the applicable Grant Notice), or (B) three (3) months from the date on which the optionee’s Service Relationship terminates if the termination is due to any reason other than death or Disability (or such longer period of time as determined by the Committee and set forth in the applicable Grant Notice), or (ii) the Expiration Date set forth in the Grant Notice. Notwithstanding the foregoing, if the optionee is terminated by the Company for Cause, all the Stock Options held by the optionee, whether vested or not, shall expire immediately and be of no legal effect.

SECTION 6.	RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Committee may, in its sole discretion, grant (or sell at par value or such other purchase price determined by the Committee) to an eligible individual under Section 4 hereof a Restricted Stock Award under the Plan. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other Service Relationship), achievement of pre-established performance goals and objectives and/or such other criteria as the Committee may determine. Upon the grant of a Restricted Stock Award, the Company and the grantee shall enter into a Grant Notice. The terms and conditions of each such Grant Notice shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee of Restricted Stock shall be considered the record owner of and shall be entitled to vote the Restricted Stock if, and to the extent, such Shares are entitled to voting rights, subject to such conditions contained in the Grant Notice. The grantee shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in subsection (d) below of this Section, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank and such other instruments of transfer as the Committee may prescribe.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Grant Notice. Except as may otherwise be provided by the Committee either in the Grant Notice or, subject to Section 12 below, in writing after the Grant Notice is issued, if a grantee’s Service Relationship with the Company and any Subsidiary terminates, the Company or its assigns shall have the right, as may be specified in the relevant instrument, to repurchase some or all of the Shares subject to the Award at such purchase price as is set forth in the Grant Notice.

(d) Vesting of Restricted Stock. The Committee at the time of grant shall specify in the Grant Notice the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the substantial risk of forfeiture imposed shall lapse and the Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the Grant Notice.

SECTION 7.	UNRESTRICTED STOCK AWARDS

The Committee may, in its sole discretion, grant (or sell at par value or such other purchase price determined by the Committee) to an eligible person under Section 4 hereof an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 8.	RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Committee may, in its sole discretion, grant to an eligible person under Section 4 hereof Restricted Stock Units under the Plan. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Vesting conditions may be based on continuing employment (or other Service Relationship), achievement of pre-established performance goals and objectives and/or other such criteria as the Committee may determine. Upon the grant of Restricted Stock Units, the grantee and the Company shall enter into a Grant Notice. The terms and conditions of each such Grant Notice shall be determined by the Committee and may differ among individual Awards and grantees. On or promptly following the vesting date or dates applicable to any Restricted Stock Unit, but in no event later than March 15 of the year following the year in which such vesting occurs, each such Restricted Stock Unit shall be settled in the form of one share of Stock. Restricted Stock Units may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of.

(b) Rights as a Stockholder. A grantee shall have the rights of a stockholder only as to Shares, if any, acquired upon settlement of Restricted Stock Units. A grantee shall not be deemed to have acquired any such Shares unless and until the Restricted Stock Units shall have been settled in Shares pursuant to the terms of the Plan and the Grant Notice and the Company shall have issued and delivered a certificate representing the Shares to the grantee (or transferred on the records of the Company with respect to uncertificated stock).

(c) Termination. Except as may otherwise be provided by the Committee either in the Grant Notice or in writing after the Grant Notice is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s cessation of Service Relationship with the Company and any Subsidiary for any reason (unless the Committee determines otherwise).

SECTION 9.	TRANSFER RESTRICTIONS; RIGHT OF FIRST REFUSAL; COMPANY REPURCHASE RIGHTS

(a) Restrictions on Transfer.

(i) Non-Transferability of Stock Options. Stock Options and, prior to exercise, the Shares issuable upon exercise of such Stock Option, shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Grant Notice regarding a given Stock Option that the optionee may transfer by gift, without consideration for the transfer, his or her Non-Qualified Stock Options to his or her family members (as defined in Rule 701 of the Securities Act), to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners (to the extent such trusts or partnerships are considered “family members” for purposes of Rule 701 of the Securities Act), provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Grant Notice, including the execution of a stock power upon the issuance of Shares. Stock Options, and the Shares issuable upon exercise of such Stock Options, shall be restricted as to any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” (as defined in the Exchange Act) or any “call equivalent position” (as defined in the Exchange Act) prior to exercise.

(ii) Shares. No Shares shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless (i) the transfer is in compliance with the terms of the applicable Grant Notice, all applicable securities laws (including, without limitation, the Securities Act), and with the terms and conditions of this Section 9, (ii) the transfer does not cause the Company to become subject to the reporting requirements of the Exchange Act, and (iii) the transferee consents in writing to be bound by the provisions of the Plan and the Grant Notice, including this Section 9. The Company shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity, including, without limitation, seeking specific performance or the rescission of any transfer not made in strict compliance with the provisions of this Section 9. Subject to the foregoing general provisions, and unless otherwise provided in the applicable Grant Notice, Shares may be transferred pursuant to the following specific terms and conditions (provided that with respect to any transfer of Restricted Stock, all vesting and forfeiture provisions shall continue to apply with respect to the original recipient):

(A) Transfers to Permitted Transferees. The Holder may transfer any or all of the Shares to one or more Permitted Transferees; provided, however, that following such transfer, such Shares shall continue to be subject to the terms of this Plan (including this Section 9) and such Permitted Transferee(s) shall, as a condition to any such transfer deliver, if specifically asked by the Company in writing, a written acknowledgment to that effect to the Company and a stock power to the Company with respect to the Shares.

(B) Transfers Upon Death. Upon the death of the Holder, any Shares then held by the Holder at the time of such death and any Shares acquired after the Holder’s death by the Holder’s legal representative shall be subject to the provisions of this Plan, and the Holder’s estate, executors, administrators, personal representatives, heirs, legatees and distributees shall be obligated to convey such Shares to the Company or its assigns under the terms contemplated by the Plan and the Grant Notice.

(b) Right of First Refusal. Commencing on the end of the Restriction Period (as defined below) and until the earliest of (i) an Initial Public Offering of the Company’s shares or (ii) an Exit Event, any transfer of Shares received under this Plan shall be subject to the following:

(i) Any Holder proposing to transfer such Shares (other than as otherwise specifically allowed in this Plan) (the “Offeror”) shall first request the Company, by written notice (which shall contain all the information necessary to enable the Company so to do), to offer such Shares (the “Offered Shares”), on the terms of the proposed transfer, to the other shareholders of the Company (the “Offerees”). The Company shall comply with such request by sending the Offerees a written notice (the “Offer”), stating therein the identity of the Offeror and of the proposed transferee(s) and the proposed terms of sale of the Offered Shares. Any Offeree may accept such offer in respect of all or any of the Offered Shares by giving the Company notice to that effect within twenty-one (21) days after being served with the Offer.

(ii) If the acceptances, in the aggregate, are in respect of all of, or more than, the Offered Shares, then the accepting Offerees shall acquire the Offered Shares, on the terms aforementioned, in proportion to their respective holdings, provided that no Offerees shall be entitled to acquire under the provisions of this Section 9(b)(ii) more than the number of Offered Shares initially accepted by such Offeree, and upon the allocation to him of the full number of Shares so accepted, he shall be disregarded in any subsequent computations and allocations hereunder. Any Shares remaining after the computation of such respective entitlements shall be re-allocated among the accepting Offerees (other than those to be disregarded as aforesaid), in the same manner, until one hundred per cent (100%) of the Offered Shares have been allocated as aforesaid. For the purposes of any Offer under this Section, the “respective holdings” of any number of accepting Offerees shall mean the respective proportions of the aggregate number of common Stock (including, for purposes of such determination, common Stock issuable upon conversion of any Preferred Stock and any series Preferred Stock issuable upon exercise of any warrants) held by such accepting Offerees as determined prior to such Offer.

(iii) If the acceptances, in the aggregate, are in respect of less than the number of Offered Shares, then the accepting Offerees shall not be entitled to acquire the Offered Shares, and the Offeror, at the expiration of the aforementioned twenty-one (21) day period, shall be entitled to transfer all (but not less than all) of the Offered Shares to the proposed transferee(s) identified in the Offer, provided, however, that in no event shall the Offeror transfer any of the Offered Shares to any transferee other than such accepting Offerees or such proposed transferee(s) or transfer the same on terms more favorable to the buyer(s) than those stated in the

Offer, and provided further that any of the Offered Shares not transferred within ninety (90) days after the expiration of such twenty-one (21) day period shall again be subject to the provisions of this Section.

(c) Company’s Right of Repurchase.

(i) Right of Repurchase for Shares Issued Upon the Exercise of an Early Exercise Option. With respect to an early exercise Option, upon a Termination Event, the Company or its assigns shall repurchase from a Holder of Shares acquired upon exercise of such Stock Option which are still unvested and subject to a risk of forfeiture as of the Termination Event. Such repurchase rights shall be exercised by the Company within the later of (A) six months following the date of such Termination Event or (B) seven months after the acquisition of Shares upon exercise of a Stock Option. The repurchase price shall be equal to the original per Share price paid by the Holder, subject to adjustment as provided in Section 3(b) of the Plan.

(ii) Right of Repurchase With Respect to Restricted Stock. With respect to Restricted Stock, upon a Termination Event, the Company or its assigns shall have the right and option to repurchase from a Holder of Shares received pursuant to a Restricted Stock Award any Shares that are still unvested and subject to a risk of forfeiture as of the Termination Event. Such repurchase right may be exercised by the Company within six months following the date of such Termination Event; provided that the Company notify the Holder in writing of its intention to repurchase within 60 days of the Termination Event. The repurchase price shall be the original per Share purchase price paid by the Holder, subject to adjustment as provided in Section 3(b) of the Plan.

(iii) Procedure. Any repurchase right of the Company shall be exercised by the Company or its assigns by giving the Holder written notice on or before the last day of the repurchase period of its intention to exercise such repurchase right. Upon such notification, the Holder shall promptly surrender to the Company, free and clear of any liens or encumbrances, any certificates representing the Shares being purchased, together with a duly executed stock power for the transfer of such Shares to the Company or the Company’s assignee or assignees. Upon the Company’s or its assignee’s receipt of the certificates from the Holder, the Company or its assignee or assignees shall immediately deliver to him, her or them a check for the applicable repurchase price.

(d) Drag-Along. In the event the holders of a majority of the Company’s equity securities then outstanding (the “Majority Shareholders”) determine to enter into an Exit Event in a bona fide negotiated transaction (a “Sale”), with a third party (the “Buyer”), a Holder of Shares, including any Permitted Transferee, shall be obligated to and shall upon the written request of the Majority Shareholders: (i) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Buyer, his or her Shares (including for this purpose all of such Holder’s Shares that presently or as a result of any such transaction may be acquired upon the exercise of an Option (following the payment of the exercise price therefor)) on substantially the same terms applicable to the Majority Shareholders (with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities as well as the relative preferences and priorities of preferred stock); and (ii) execute and deliver such instruments of conveyance and transfer and take such other action, including voting such Shares in favor of any Sale proposed by the Majority Shareholders and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents as the Majority Shareholders or the Buyer may reasonably require in order to carry out the terms and provisions of this Section 9(d).

(e) Lockup Provision. If requested by an underwriter, a Holder shall not sell or otherwise transfer or dispose of any Shares (including, without limitation, pursuant to Rule 144 under the Securities Act) held by him or her for such period following the effective date of a public offering by the Company of Shares as the Company shall specify reasonably and in good faith. If requested by the underwriter engaged by the Company, each Holder shall execute a separate letter confirming his or her agreement to comply with this Section.

(f) Adjustments for Changes in Capital Structure. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the common Stock, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of securities of the Company, the restrictions contained in this Section 9 shall apply with equal force to additional and/or substitute securities, if any, received by Holder in exchange for, or by virtue of his or her ownership of, Shares.

(g) Termination. The terms and provisions of Section 9(b) and Section 9(c) (except for the Company’s right to repurchase Shares still subject to a risk of forfeiture upon a Termination Event) shall terminate upon the closing of the Company’s Initial Public Offering or upon consummation of any Exit Event, in either case as a result of which Shares are registered under Section 12 of the Exchange Act and publicly-traded on any national security exchange.

SECTION 10.	TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Shares or other amounts received thereunder first becomes includable in the gross income of the grantee for income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates (or evidence of book entry) to any grantee is subject to and conditioned on any such tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. At the sole election of the grantee and with the approval of the Committee, the Company’s minimum required tax withholding obligation may be satisfied, in whole or in part, by the Company withholding from Shares to be issued pursuant to an Award a number of Shares having an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

SECTION 11.	SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as may be specified by the Committee from time to time. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. The Company makes no representation or warranty and shall have no liability to any grantee under the Plan or any other Person with respect to any penalties or taxes under Section 409A that are, or may be, imposed with respect to any Award.

SECTION 12.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the consent of the holder of the Award. The Committee may exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation of outstanding Stock Options and by granting such holders new Awards in replacement of the cancelled Stock Options. To the extent determined by the Committee to be required either by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or otherwise, Plan amendments shall be subject to approval by the Company stockholders. Nothing in this Section 12 shall limit the Board’s or Committee’s authority to take any action permitted pursuant to Section 3(c). The Board reserves the right to amend the Plan and/or the terms of any outstanding Stock Options to the extent reasonably necessary to comply with the requirements of the exemption pursuant to paragraph (f) of Rule 12h-1 of the Exchange Act.

SECTION 13.	STATUS OF PLAN; EXCLUSIVITY

(a) Rights of Grantee. With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly so determine in connection with any Award.

(b) Non-Exclusivity of the Plan. The adoption of this Plan shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Committee to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, allowing for accelerated vesting schedules or vesting rules or reasons other than set forth in this Plan and such arrangements may be either applicable generally or only in specific cases.

SECTION 14.	GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Shares pursuant to an Award to represent to and agree with the

Company in writing that such person is acquiring the Shares without a view to distribution thereof. No Shares shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Stock certificates to grantees under the Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail (or private delivery service), addressed to the grantee, at the grantee’s last known address on file with the Company; provided that stock certificates to be held in escrow pursuant to Section 9 of the Plan shall be deemed delivered when the Company shall have recorded the issuance in its records. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail (or private delivery service), addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

(c) No Employment Rights. The adoption of the Plan and the grant of Awards do not confer upon any Person any right to continued employment or Service Relationship with the Company or any Subsidiary.

(d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policy-related restrictions, terms and conditions as may be established by the Company.

(e) Information to Holders of Options. In the event the Company is relying on the exemption from the registration requirements of Section 12(g) of the Exchange Act contained in paragraph (f)(1) of Rule 12h-1 of the Exchange Act, the Company shall provide the information described in Rule 701(e)(3), (4) and (5) of the Securities Act to all holders of Options in accordance with the requirements thereunder. The foregoing notwithstanding, the Company shall not be required to provide such information unless the optionholder has agreed in writing, on a form prescribed by the Company, to keep such information confidential.

SECTION 15.	EFFECTIVE DATE OF PLAN

The Plan shall become effective upon adoption by the Board and shall be approved by stockholders in accordance with applicable state law and the Company’s articles of incorporation and bylaws within 12 months thereafter. If the stockholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, then any Awards granted or sold under the Plan shall be rescinded and no additional grants or sales shall thereafter be made under the Plan. Subject to such approval by stockholders and to the requirement that no Shares may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of the Plan by the Board. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the date the Plan is adopted by the Board or the date the Plan is approved by the Company’s stockholders, whichever is earlier.

SECTION 16.	GOVERNING LAW

This Plan, all Awards and any controversy arising out of or relating to this Plan and all Awards shall be governed by and construed in accordance with the laws of the State of Delaware.

DATE ADOPTED BY THE BOARD OF DIRECTORS:	October 31, 2011

DATE APPROVED BY THE STOCKHOLDERS:	October 31, 2011

Sub-Plan for Israeli Award Holders

FiftyOne, Inc. 2011 Stock Option and Grant Plan

1.	General:

1.1 This Israeli Sub-Plan (the “Israeli Sub-Plan”) shall apply only to Holders who are both (a) residents of the State of Israel or those who are deemed to be residents of the State of Israel for tax purposes and (b) FiftyOne Research and Development Ltd. (the “Israeli Subsidiary”)’s employees, directors, consultants and contractors (collectively, “Israeli Holders”). The provisions specified hereunder shall form an integral part of the “FiftyOne, Inc. 2011 Stock Option and Grant Plan” (the “Plan”), which applies to the grant of Awards.

1.2 This Israeli Sub-Plan is to be read as a continuation of the Plan and only modifies the terms of Awards granted to Israeli Holders so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of the Israeli Tax Ordinance (as defined below), as may be amended or replaced from time to time. For the avoidance of doubt, this Israeli Sub-Plan does not add to or modify the Plan in respect of any other category of Holders.

1.3 The Plan and this Israeli Sub-Plan are complimentary to each other and shall be deemed as one for the purposes of Israeli Holders only. In any case of contradiction with respect to Awards granted to Israeli Holders, whether explicit or implied, between the provisions of this Israeli Sub-Plan and the Plan, the provisions set out in this Israeli Sub-Plan shall prevail.

1.4 Any capitalized term not specifically defined in this Israeli Sub-Plan shall be construed according to the definition or interpretation given to it in the Plan.

2.	Definitions:

“102 Award” means a grant of an Award to an Israeli Holder, other than to a Controlling Shareholder, pursuant to the provisions of Section 102 of the Tax Ordinance, the 102 Rules, and any other regulations, rulings, procedures or clarifications promulgated thereunder, or under any other section of the Tax Ordinance that will be relevant for such issuance in the future.

“102(c) Award” means a 102 Award that will not be subject to a Taxation Route, as detailed in Section 102(c) of the Tax Ordinance.

“3(i) Award” means a grant of an Option or Restricted Stock Unit to an Israeli consultant, contractor or a Controlling Shareholder, as the case may be, pursuant to the provisions of Section 3(i) of the Tax Ordinance and the rules and regulations promulgated thereunder, or any other section of the Tax Ordinance that will be relevant for such issuance in the future.

“Beneficial Holder” means the Israeli Holder for the benefit of whom the Trustee holds an Award in Trust.

“Capital Gains Route” means the capital gains tax route under Section 102(b)(2) of the Tax Ordinance.

“Controlling Shareholder” means a “controlling shareholder” of the Company, as such term is defined in Section 32(9)(a) of the Tax Ordinance.

“Exercised Shares” means Shares resulting from the exercise or vesting of an Award, or from Unrestricted Stock Award.

“Minimum Trust Period” means the minimum period of time required under a Taxation Route for Awards and/or Exercised Shares to be held in Trust in order for the Beneficial Holder to enjoy to the fullest extent the tax benefits afforded under such Taxation Route, as prescribed at any time by Section 102 of the Tax Ordinance.

“Ordinary Income Route” means the ordinary income route under Section 102(b)(1) of the Tax Ordinance.

“Rights” means rights issued in respect of Exercised Shares, including bonus shares.

“Restricted Stock Unit” shall have the meaning ascribed to it in the Plan.

“102 Rules” means the Israeli Income Tax Rules (Tax Relief in Issuance of Shares to Employees), 2003, as amended.

“Taxation Route” means each of the Ordinary Income Route or the Capital Gains Route.

“Tax Ordinance” means the Israeli Income Tax Ordinance [New Version], 1961, as amended.

“Trust” means the holding of an Award or Exercised Share by the Trustee in Trust for the benefit of the Beneficial Holder, pursuant to the instructions of a Taxation Route.

“Trustee” means a Trustee designated by the Committee in accordance with the provisions of Section 3 below and, with respect to 102 Awards, approved by the Israeli Tax Authorities. It is hereby clarified, that where and when applicable, the Trustee shall also act as an escrow, according to Section 9(d) of the Plan.

3.	Administration:

3.1 Subject to the general terms and conditions of the Plan, the Tax Ordinance, and any other applicable laws and regulations, the Committee shall have the full authority in its discretion, from time to time and at any time, to determine:

(a) With respect to grants of 102 Awards - whether the Company shall elect the Ordinary Income Route or the Capital Gains Route for grants of 102 Awards, and the identity of the Trustee who shall be granted such 102 Awards in accordance with the provisions of the Plan and the then prevailing Taxation Route.

(b) In the event the Committee determines that the Company shall elect one of the Taxation Routes for grants of 102 Awards, all grants of 102 Awards made following such election, shall be subject to the elected Taxation Route and the Company shall be entitled to change such election only following the lapse of one year from the end of the tax year in which 102 Awards are first granted under the then prevailing Taxation Route or following the lapse of any shorter or longer period, if provided by law; and

(c) With respect to the grant of 102(c) and 3(i) Awards - whether or not such Awards shall be granted to a Trustee in accordance with the terms and conditions of the Plan, and the identity of the Trustee who shall be granted such Awards in accordance with the provisions of the Plan.

3.2 Notwithstanding the aforesaid, the Committee may, from time to time and at any time, grant 102(c) Awards.

4.	Grant of Awards and Issuance of Shares:

Subject to the provisions of the Tax Ordinance and applicable law:

(a) All grants of Awards to Israeli Holders, who are employees, directors and office holders of the Company and/or the Israeli Subsidiary, as the case may be, other then to a Controlling Shareholder, shall be of 102 Awards; and

(b) All grants of Awards to Israeli Holders who are consultants, contractors or Controlling Shareholders of the Company and/or the Israeli Subsidiary, as the case may be, shall be of 3(i) Awards.

5.	Trust:

5.1 General.

(a) In the event Awards are deposited with a Trustee, the Trustee shall hold each such Award and any Exercised Shares in Trust for the benefit of the Beneficial Holder.

(b) In accordance with Section 102 of the Tax Ordinance, the tax benefits afforded to 102 Awards (and any Exercised Shares) in accordance with the Ordinary Income Route or Capital Gains Route, as applicable, shall be contingent upon the Trustee holding such 102 Awards for the applicable Minimum Trust Period.

(c) With respect to 102 Awards granted to the Trustee, the following shall apply:

(i) A Holder granted 102 Awards shall not be entitled to sell the Exercised Shares or to transfer such Exercised Shares (or such 102 Awards) from the Trust prior to the lapse of the Minimum Trust Period; and

(ii) Any and all Rights shall be issued to the Trustee and held thereby until the lapse of the Minimum Trust Period, and such Rights shall be subject to the Taxation Route which is applicable to such Exercised Shares.

(d) Notwithstanding the aforesaid, Exercised Shares or Rights may be sold or transferred, and the Trustee may release such Exercised Shares or Rights from Trust, prior to the lapse of the Minimum Trust Period, provided however, that tax is paid or withheld in accordance with Section 102 of the Tax Ordinance and Section 7 of the 102 Rules, and any other provision in any other section of the Tax Ordinance and any regulation, ruling, procedure and clarification promulgated thereunder, that will be relevant, from time to time.

(e) The Company shall register the Exercised Shares issued to the Trustee pursuant to the Plan, in the name of the Trustee for the benefit of the Israeli Holders, in accordance with any applicable laws, rules and regulations, until such time that such Shares are released from the Trust as herein provided.

(f) If the Company shall issue any certificates representing Exercised Shares under the Plan, then such certificates shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Exercised Shares are released from the Trust as herein provided.

(g) Subject to the terms hereof, at any time after the Awards are exercised or vested, with respect to any Exercised Shares the following shall apply:

(i) Upon the written request of any Beneficial Holder, the Trustee shall release from the Trust the Exercised Shares issued, on behalf of such Beneficial Holder, by executing and delivering to the Company and/or the Israeli Subsidiary, as the case may be, such instrument(s) as the Company may require, giving due notice of such release to such Beneficial Holder, provided, however, that the Trustee shall not so release any such Exercised Shares to such Beneficial Holder unless the latter, prior to, or concurrently with, such release, provides the Trustee with evidence, satisfactory in form and substance to the Trustee, that payment of all taxes, if any, required to be paid upon such release has been secured.

(ii) Alternatively, subject to the terms hereof, provided the Shares are listed on a stock market, upon the written instructions of the Beneficial Holder to sell any

Exercised Shares, the Company and/or the Trustee shall use their reasonable efforts to effect such sale and shall transfer such Shares to the purchaser thereof concurrently with the receipt of, or after having made suitable arrangements to secure, the payment of the proceeds of the purchase price in such transaction. The Company and/or the Israeli Subsidiary, as the case may be, and/or the Trustee, as applicable, shall withhold from such proceeds any and all taxes required to be paid in respect of such sale, shall remit the amount so withheld to the appropriate tax authorities and shall pay the balance thereof directly to the Beneficial Holder, reporting to such Beneficial Holder the amount so withheld and paid to said tax authorities.

5.2 Voting Rights. Unless determined otherwise by the Committee, as long as the Trustee holds the Exercised Shares, the voting rights at the Company’s general meeting attached to such Exercised Shares will remain with the Trustee. However, the Trustee shall not be obligated to exercise such voting rights at general meetings nor notify the Holder of any Shares held in the Trust, of any meeting of the Company’s shareholders.

Without derogating from the above, with respect to 102 Awards, such shares shall be voted in accordance with the provisions of Section 102 of the Tax Ordinance and any rules, regulations or orders promulgated thereunder.

5.3 Dividends. Subject to any applicable law, tax ruling or guideline of the Israeli Tax Authority, as applicable, for so long as Shares deposited with the Trustee on behalf of a Beneficial Holder are held in Trust, the cash dividends paid or distributed with respect thereto shall be distributed directly to such Beneficial Holder, subject further to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 of the Tax Ordinance, the 102 Rules and the regulations or orders promulgated thereunder.

5.4 Notice of Exercise. With respect to a 102 Award held in the Trust, a copy of any notice of exercise shall be provided to the Trustee, in such form and method as may be determined by the Trustee in accordance with the requirements of Section 102 of the Tax Ordinance.

6.	Award Agreement:

6.1 The Award Agreement shall state, inter alia, whether the Awards granted to Israeli Holders are 102 Awards (and in particular whether the 102 Awards are granted under the Ordinary Income Route, the Capital Gains Route or as 102(c) Awards), or 3(i) Awards. Each Award Agreement evidencing a 102 Award shall be subject to the provisions of the Tax Ordinance applicable to such awards.

6.2 Furthermore, each Israeli Holder of a 102 Award under a Taxation Route shall be required: (i) to execute a declaration stating that he or she is familiar with the provisions of Section 102 of the Tax Ordinance and the applicable Taxation Route; and (ii) to undertake not to sell or transfer the Awards and/or the Exercised Shares prior to the lapse of the applicable Minimum Trust Period, unless he or she pays all taxes that may arise in connection with such sale and/or transfer.

7.	A Sale Event:

In the event of a Sale Event described in Section 9(d) of the Plan with respect to Exercised Shares held in Trust the following procedure will be applied: The Trustee will transfer the Exercised Shares held in Trust and sign any document in order to effectuate the transfer of such Exercised Shares, including share transfer deeds, provided, however, that the Trustee receives a notice from the Committee, specifying that: (i) a Sale Event has occurred, in which all or substantially all of the issued outstanding share capital of the Company is to be sold, and therefore the Trustee is obligated to transfer the Exercised Shares held in Trust under the provisions of Section 9(d) of the Plan; and (ii) the Company and/or the Israeli Subsidiary, as the case may be, is obligated to withhold at the source all taxes required to be paid upon release of the Shares from the Trust and to provide the Trustee with evidence, satisfactory to the Trustee, that such taxes indeed have been paid; and (iii) the Company is obligated to transfer the consideration for the Shares (less applicable tax and compulsory payments) directly to the Holders.

8.	Limitations of Transfer:

In addition to the provisions of Section 9 of the Plan, as long as Awards and/or Shares are held by the Trustee on behalf of the Holder, all rights of the Holder over the Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

9.	Taxation:

9.1 Any tax and other compulsory payments that shall apply in respect of the Awards, shall be borne solely by the Israeli Holder. Furthermore, without derogating from the provisions of Section 10 of the Plan, the Israeli Holder shall indemnify the Trustee and hold it harmless against and from any and all liability for any such tax, including without limitation, monetary liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Israeli Holder.

9.2 The Trustee shall not be required to release any Awards and/or Shares (or Shares certificate) to an Israeli Holder until all required tax payments have been fully made or secured.

9.3 With regards to 102 Awards, any provision of Section 102 of the tax Ordinance, the 102 Rules and the regulations or orders promulgated thereunder, which is necessary in order to receive and/or to preserve any tax treatment pursuant to Section 102 of the Tax Ordinance, which is not expressly specified in the Plan or in this Israeli Sub-Plan, shall be considered binding upon the Company and the Israeli Holder.

9.4 Guarantee. In the event a 102(c) Award is granted to an Israeli Holder, if the Holder’s employment or service is terminated, for any reason, such Holder shall provide the Company, and/or the Israeli Subsidiary, as the case may be, to its full satisfaction, with a guarantee or collateral securing the future payment of all Taxes required to be paid upon the sale of the Exercised Shares received upon exercise of such 102(c) Award, all in accordance with the provisions of Section 102 of the Tax Ordinance, the 102 Rules and the regulations or orders promulgated thereunder.

10.	Termination Event:

It is hereby clarified that the Termination of Service Relationship of an Israeli Holder who is an employee of the Company and/or the Israeli Subsidiary, as the case may be, shall be the termination of the employee-employer relationship between the Israeli Holder and the Company and/or the Israeli Subsidiary, as the case may be.

11.	Governing Law:

The validity and enforceability of this Israeli Sub-Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the provisions governing conflict of laws, except to the extent that mandatory provisions of the laws of the State of Israel apply.

FiftyOne, Inc.

Personal and Confidential

To: (“Optionee”)	Date:

Re: Grant Notice (ISO)

We are happy to notify you that a committee on behalf of the Board of Directors of FiftyOne, Inc. (the “Company”), has decided to grant to you, pursuant to the “FiftyOne, Inc. 2011 Stock Option and Grant Plan” (the “Plan”), options to purchase shares of Common Stock of the Company (the “Shares”) on specific terms (the “Options”). Terms used but not defined herein shall have the meaning ascribed to them in the Plan.

This Grant Notice and the Options granted shall be governed by provisions of the Plan and by the following provisions:

1. Number of Options. You are granted                      Options, each of which gives you the right, upon exercise, to purchase one (1) share of Common Stock, par value $0.01 of the Company.

2. Exercise Price. US$                      per share.

3. Vesting Period of the Options. The Options will vest as follows:

Provided that you continue to be employed by the Company at each such date,                      Options becoming exercisable on the last day of each calendar month beginning with                      through                      and                      Options becoming exercisable on                     .

Notwithstanding anything in this Grant Notice to the contrary, in the case of a Sale Event, the Options and the Shares shall be treated as provided in Section 3(c) of the Plan; provided, however, in the event (and only in the event) that the Options or the Shares are assumed or continued by the Company or its successor entity in the sole discretion of the parties to a Sale Event and thereafter remains in effect following such Sale Event, then 50 percent of the then-unvested Shares shall be deemed vested in full upon the date on which the Optionee’s Service Relationship with the Company and its Subsidiaries or successor entity terminates if (A) such termination occurs in connection with and effective as of the date of, or within 12 months following the date of, such Sale Event and (B) such termination is either by the Company without Cause or by the Optionee for Good Reason.

4. Termination. In the event that your Service Relationship with the Company ceases for any reason, all Options which are not vested at the time of the cessation of employment shall terminate immediately. The rest of the options (if any) shall be exercisable at any time until the end of three (3) months from the cessation of the your employment (but in no event after the expiration date of such Option), and shall thereafter terminate.

Please note that your right to exercise the Options is subject to further conditions as specified in the Plan.

5. Type of Options. (ISO/ NQSO) - ISO. The Options are intended to qualify as an “incentive stock option” as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended from time to time. To the extent that any portion of the Options do not so qualify, it shall be deemed a non qualified stock option.

6. The Plan. The Plan is available for your review and will be held by the CEO for this purpose. You are requested to review its terms and provisions. Should you require further explanations, please contact the CEO who shall endeavor to assist you to the best of his ability.

7. Proxy. You hereby undertake to sign and deposit with the Company, upon its request, an irrevocable proxy with respect to the shares issuable upon the exercise of such Options, to a trustee indicated by the Company.

Sincere congratulations and good luck.

FiftyOne, Inc.

By:

Name:
Title:

Agreement

I hereby confirm my agreement to the terms of this letter:

Name of Optionee:

Signature:

Date:

FiftyOne, Inc.

Personal and Confidential

To: (“Optionee”)	Date:

Re: Grant Notice (NQSO)

We are happy to notify you that a committee on behalf of the Board of Directors of FiftyOne, Inc. (the “Company”), has decided to grant to you, pursuant to the “FiftyOne, Inc. 2011 Stock Option and Grant Plan” (the “Plan”), options to purchase shares of Common Stock of the Company ( the “Shares”) on specific terms (the “Options”). Terms used but not defined herein shall have the meaning ascribed to them in the Plan.

This Grant Notice and the Options granted shall be governed by provisions of the Plan and by the following provisions:

1. Number of Options. You are granted                      Options, each of which gives you the right, upon exercise, to purchase one (1) share of Common Stock, par value $0.01 of the Company.

2. Exercise Price. US$                      per share.

3. Vesting Period of the Options. The Options will vest as follows:

Provided that you continue to be employed by the Company at each such date,                      Options becoming exercisable on the last day of each calendar month beginning with                      through                      and                      Options becoming exercisable on                     .

Notwithstanding anything in this Grant Notice to the contrary, in the case of a Sale Event, the Options and the Shares shall be treated as provided in Section 3(c) of the Plan; provided, however, in the event (and only in the event) that the Options or the Shares are assumed or continued by the Company or its successor entity in the sole discretion of the parties to a Sale Event and thereafter remains in effect following such Sale Event, then 50 percent of the then-unvested Shares shall be deemed vested in full upon the date on which the Optionee’s Service Relationship with the Company and its Subsidiaries or successor entity terminates if (A) such termination occurs in connection with and effective as of the date of, or within 12 months following the date of, such Sale Event and (B) such termination is either by the Company without Cause or by the Optionee for Good Reason.

4. Termination. In the event that your Service Relationship with the Company ceases for any reason, all Options which are not vested at the time of the cessation of employment shall terminate immediately. The rest of the options (if any) shall be exercisable at any time until the end of three (3) months from the cessation of the your employment (but in no event after the expiration date of such Option), and shall thereafter terminate.

Please note that your right to exercise the Options is subject to further conditions as specified in the Plan.

5. Type of Options. (ISO/ NQSO) - NQSO. The Options are not intended to qualify as an “incentive stock option” as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended from time to time.

6. The Plan. The Plan is available for your review and will be held by the CEO for this purpose. You are requested to review its terms and provisions. Should you require further explanations, please contact the CEO who shall endeavor to assist you to the best of his ability.

7. Proxy. You hereby undertake to sign and deposit with the Company, upon its request, an irrevocable proxy with respect to the shares issuable upon the exercise of such Options, to a trustee indicated by the Company.

Sincere congratulations and good luck.

FiftyOne, Inc.

By:

Name:
Title:

Agreement

I hereby confirm my agreement to the terms of this letter:

Name of Optionee:

Signature:

Date: